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                          Riviera Holdings Corporation

                                       And

                           The Guarantors Named Herein


                                  $175,000,000

                        10% First Mortgage Notes due 2004

                               PURCHASE AGREEMENT

                                 August 8, 1997










                            JEFFERIES & COMPANY, INC.

                          LADENBURG THALMANN & CO. INC.




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                                  $175,000,000


                        10% First Mortgage Notes Due 2004

                         of Riviera Holdings Corporation

                               PURCHASE AGREEMENT



                                                                  August 8, 1997


Jefferies & Company, Inc.
Ladenburg Thalmann & Co. Inc.
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, California  90025

Dear Sirs:

                  Riviera Holdings Corporation, a Nevada corporation (the "Company"), proposes to issue and sell to Jefferies & Company, Inc. and Ladenburg Thalmann & Co. Inc. (the "Initial Purchasers") an aggregate of $175,000,000 in principal amount of its 10% First Mortgage Notes due 2004 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Series A Notes will be guaranteed (the "Subsidiary Guarantees") by each of the Company's subsidiaries (as defined in the Indenture) listed on Schedule A hereto (each, a "Guarantor" and collectively, the "Guarantors") and the Series B Notes will be guaranteed (also, the "Subsidiary Guarantees"), subject to the receipt of required gaming regulatory approvals, by each of the Guarantors. The obligations under the Notes and the Subsidiary Guarantees will be secured by security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") as set forth in the Offering Circular (as defined below). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture. As used herein, the term "Notes" shall include the Subsidiary Guarantees whenever the context permits.

                  1. Offering Circular. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering circular, dated July 28, 1997 (the "Preliminary Offering Circular") and a final offering circular, dated August 8, 1997 (the "Offering Circular"), relating to the Series A Notes and the Subsidiary Guarantees.



                                        1



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                  Upon  original  issuance  thereof,  and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS  SECURITY HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES
         ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUY TO WHO NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE
         MEANING  OF  REGULATION  S  UNDER  THE   SECURITIES   ACT,  (E)  TO  AN
         INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY
         DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

                  2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Series A Notes set


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forth  opposite  the name of such  Initial  Purchaser  on Schedule B hereto at a purchase price equal to 95.313% of the principal amount thereof (the "Purchase Price").

                  3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) not more than ten other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) or
(7) under the Act, who execute a letter containing certain representations and agreements in the form set forth as Annex A to the Offering Circular (each, an "Accredited Institution") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 98.770% of the principal amount thereof. Such price may be changed at any time without notice.

                  Holders (as defined in the Indenture, including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 10% First Mortgage Notes due 2004 to be offered in exchange for the Series A Notes (the "Series B Notes") (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Notes are or will be secured obligations and the Company and the Guarantors (to the extent they are a party thereto) will enter into a security agreement, a deed of trust, stock pledge and security agreements, and certain other agreements (collectively, the "Security Documents") dated as of the Closing Date in favor of the Trustee that will provide for the grant of Security Interests in the collateral to the Trustee for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all the respective obligations of the Company and the Guarantors under the Indenture, the Notes and the Security Documents. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Security Documents are hereinafter sometimes referred to collectively as the "Operative Documents."

                  4.       Delivery and Payment.

                           (a) Delivery  of, and payment of the  Purchase  Price
for, the Series A Notes shall be made at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 1:00 p.m. New York City time, on August 13, 1997 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."



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                           (b) One or more of the  Series A Notes in  definitive
global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                  5. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors hereby agrees with the Initial Purchasers as follows:

                           (a) To advise the Initial Purchasers promptly and, if
requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Circular or the Offering Circular untrue or that requires any additions to or changes in the Preliminary Offering Circular or the Offering Circular in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                           (b) To  furnish  the  Initial  Purchasers  and  those
persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                           (c) Not to make any  amendment or  supplement  to the
Offering  Circular prior to the Closing Date or during the period referred to in
Section 5(d) below unless the Initial Purchasers shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement. The Company shall prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Circular which may be necessary or advisable in connection with such Exempt Resales or any market-making activities of the Initial Purchasers with respect to the Series A Notes.

                           (d) If, in  connection  with any  Exempt  Resales  or
market making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Circular in order to make the statements therein,


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in the light of the circumstances when such Offering Circular is delivered to an
Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Circular to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Circular so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Circular will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                           (e) Prior to the sale of all Series A Notes  pursuant
to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Circular, the Offering Circular or Exempt Resales, in any jurisdiction in which it is not now so subject.

                           (f)  Whether  or  not   required  by  the  rules  and
regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms that describe the financial condition and results of the Company and its consolidated subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Company and its Restricted Subsidiaries (as defined in the Indenture) separate from the financial condition and results of operations of the Unrestricted Subsidiaries (as defined in the Indenture) of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                           (g) So long as the Notes are outstanding,  to furnish
to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

                           (h) So  long  as any of the  Series  A  Notes  remain
outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to furnish to any holder of Series A Notes,


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and prospective  investors designated by the holders of the Series A Notes, upon their request, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                           (i) Whether or not the  transactions  contemplated in
this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors, counsel to the Initial Purchasers and accountants of the Company and the Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 5(b) and 5(c) prior to or during the period specified in Section 5(d), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) other out-of-pocket expenses incurred by the Initial Purchasers in connection with their performance hereunder (including, without limitation, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures, subject in each case to receipt of appropriate supporting documentation), (iii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iv) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (v) all expenses in connection with the registration or qualification of the Series A Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (vi) the cost of printing certificates representing the Series A Notes and the Subsidiary Guarantees, (vii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (viii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes, the Subsidiary Guarantees and the Security Agreements, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Notes, (xi) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement and the other Operative Documents for which provision is not otherwise made in this Section.

                           (j) To use its reasonable  best efforts to effect the
inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

                           (k) To obtain the  approval  of DTC for  "book-entry"
transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                           (l)  Except  as   contemplated   in  the  Preliminary
Offering Circular and the Offering Circular, during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt

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securities  of the Company or any Guarantor  substantially  similar to the Notes and the Subsidiary Guarantees (other than the Notes and the Subsidiary Guarantees), without the prior written consent of the Initial Purchasers.

                           (m) Not to sell,  offer for sale or solicit offers to
buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

                           (n)  To the  extent  it may  lawfully  do so,  not to
voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                           (o) To  cause  the  Exchange  Offer to be made in the
appropriate form to permit Series B Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Series A Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities, gaming and other laws in connection with the Exchange Offer.

                           (p) To comply with all of its agreements set forth in
the Registration Rights Agreement.

                           (q) To use its best  efforts  to do and  perform  all
things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Subsidiary Guarantees.

                           (r) To use  the net  proceeds  from  the  sale of the
Series A Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."

                           (s) To timely  file  reports  with the  Nevada  State
Gaming Control Board (the "Nevada Board") pursuant to Nevada Board and Nevada Gaming Commission Regulation 8.130 in respect to the sale of the Notes and receipt of the proceeds therefrom.


                  6. Representations, Warranties and Agreements of the Company and the Guarantors. As of the date hereof, each of the Company and the Guarantors represents and warrants to, and agrees with, the Initial Purchasers that:

                           (a)  The  Preliminary   Offering   Circular  and  the
Offering Circular do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Circular or the Offering
Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                           (b) Each of the Company and its subsidiaries has been
duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Circular and the Offering Circular and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                           (c) All  outstanding  shares of capital  stock of the
Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                           (d)  Except  for  the  subsidiaries  referred  to  in
Section 4.23 of the Indenture which subsidiaries, taken together, are immaterial to the Company and its other subsidiaries, taken as a whole, the entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature held by a third party (each, a "Lien"), except for any Lien established on voting rights or otherwise imposed pursuant to applicable gaming laws.

                           (e) This Agreement has been duly authorized, executed
and delivered by the Company and each of the Guarantors.

                           (f) The  Indenture  has been duly  authorized  by the
Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, and assuming due authorization, execution and delivery by the Trustee, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and an implied covenant of good faith and fair dealing and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and, in the case of the Guarantors, subject to the receipt of all necessary gaming approvals.

                           (g) The Series A Notes have been duly authorized and,
on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and an implied covenant of good faith and fair dealing and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Circular.

                           (h) On the Closing Date, the Series B Notes will have
been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and an implied covenant of good faith and fair dealing and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (i) The  Subsidiary  Guarantee  to be endorsed on the
Series A Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and an implied covenant of good faith and fair dealing and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and subject to the receipt of all necessary gaming approvals. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Circular.

                           (j) The  Subsidiary  Guarantee  to be endorsed on the
Series B Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and an implied covenant of good faith and fair dealing and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and subject to the receipt of all necessary gaming approvals. When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Circular.

                           (k) The  Registration  Rights Agreement has been duly
authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, and assuming due authorization, execution and delivery by the Initial Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and an implied covenant of good faith and fair dealing and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and, in the case of the Guarantors, subject to the receipt of all necessary gaming approvals. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

                           (l)  Each of the  Security  Documents  to  which  the
Company or any Guarantor is a party has been duly and validly authorized by each of the Company and such Guarantor, as the case may be, and when duly executed and delivered by each of them, and assuming due authorization, execution and delivery by any other parties thereto, will create valid and perfected first priority security interests in the Collateral, subject to Permitted Liens (as defined in the Indenture) and certain exclusions (as set forth in the Indenture) and will be the legally valid and binding obligation of each of them enforceable against each of them in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and an implied covenant of good faith and fair dealing and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and subject to, in the case of the Guarantors, the receipt of all necessary gaming approvals.

                           (m) Neither the Company nor any of the  Guarantors is
in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Guarantors, taken as a whole, to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or their respective property is bound.

                           (n) After giving  effect to all consents that will be
obtained on or prior to the Closing Date, the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors party thereto, compliance by the Company and each of the Guarantors party hereto and thereto with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or, insofar as performance of the Registration Rights Agreement is concerned, except such as may be required by the rules of the Nevada Gaming Control Board), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except to the extent such conflict, breach or default will not have a Material Adverse Effect, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, except to the extent such violation or conflict will not have a Material Adverse Effect, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound (except as provided in the Security Documents and except to the extent such imposition or creation will not have a Material Adverse Effect), or (v) result in the termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except to the extent such termination, revocation or impairment will not have a Material Adverse Effect.

                           (o)  There are no legal or  governmental  proceedings
pending, or to the knowledge of the Company, or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                           (p) Neither  the Company nor any of its  subsidiaries
has violated any federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                           (q) There are no costs or liabilities associated with
Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                           (r) Each of the Company and its subsidiaries has such
permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business in the manner described in the Offering Circular, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in material compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization, subject in each case to such qualification as may be set forth in the Offering Circular and except to the extent that any such revocation, suspension, termination or other impairment would not have a Material Adverse Effect; and such Authorizations contain no restrictions that are materially burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                           (s) The  accountants,  Deloitte  & Touche,  that have
certified the financial statements and supporting schedules included in the Preliminary Offering Circular and the Offering Circular are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                           (t) The  historical  financial  statements,  together
with related schedules and notes forming part of the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Preliminary Offering Circular and the Offering Circular at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                           (u) The Company is not and,  after  giving  effect to
the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Preliminary Offering Circular and the Offering Circular, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                           (v) After giving  effect to the  consummation  of the
Offering and related transactions on the Closing Date, there will be no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person (i) the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor except for the Equity Registration Rights Agreement dated June 30, 1993, among the Company and the holders of registrable shares referred to therein or (ii) the right to require the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

                           (w) Neither  the Company nor any of its  subsidiaries
nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or Regulation M (17 C.F.R. Part 242.100) of the Commission.

                           (x)   Since   the   respective   dates  as  of  which
information is given in the Preliminary Offering Circular and the Offering Circular, other than as set forth in the Preliminary Offering Circular and the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change in the financial condition, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, except in the ordinary course of business.

                           (y) Each of the Preliminary Offering Circular and the
Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                           (z)  When  the  Series  A Notes  and  the  Subsidiary
Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                           (aa) No  form  of  general  solicitation  or  general
advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                           (ab) Prior to the  effectiveness  of any Registration
Statement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                           (ac) Assuming (i) that the Series A Notes are issued,
sold and delivered under the circumstances contemplated by the Offering Circular and this Agreement, (ii) that the Initial Purchasers' representations and warranties in Section 7 hereof are true, (iii) that the representations of the Accredited Institutions in the form set forth in Annex A to the Offering Circular are true, (iv) compliance by the Initial Purchasers with their covenants set forth in Section 7 hereof and (v) that each of the Eligible Purchasers is a QIB or an Accredited Institution, the purchase of the Series A Notes by the Initial Purchasers pursuant hereto and the initial resale of the Series A Notes pursuant hereto pursuant to the Exempt Resales is exempt from the registration requirements of the Act.

                           (ad) No  "nationally  recognized  statistical  rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned as of the date hereof to the Company, any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any Guarantor.

                           (ae)  Each  certificate   signed  by  any  authorized
officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters covered thereby.

                           (af) The Company and its  subsidiaries  have good and
marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Preliminary Offering Circular and the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

                           (ag) The Company and its subsidiaries own or possess,
or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-h w (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a

Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                           (ah) The  Company  and each of its  subsidiaries  are
insured by insurers of recognized financial responsibility against such losses and risks and n such amounts as are reasonably prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

                           (ai) Except as disclosed in the Preliminary  Offering
Circular and the Offering Circular, no material relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be requi ed by the Act to be described in the Preliminary Offering Circular and the Offering Circular if the Preliminary Offering Circular and the Offering Circular were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                           (aj)  There  is  no  (i)  significant   unfair  labor
practice complaint, grievance or arbitration proceeding pending or, to the Company's knowledge, threatened against the Company or any of its ubsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect.

                           (ak)  The  Company  and  each  of  its   subsidiaries
maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (al) All material tax returns required to be filed by
the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings eing contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                           (am)  All   indebtedness   of  the  Company  and  its
subsidiaries that will be repaid with the proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred, for proper purposes and in good faith and each of the Company and its subsidiaries will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) solvent, and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) sufficient capital for carrying on their respective business and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature.

                           (an) No action  has been  taken and no law,  statute,
rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes or the Subsidiary Guarantees, or suspends the sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e).

                  The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represent and warrant to, and agrees with, the Company and the Guarantors that:

                           (a)  Such  Initial  Purchaser  is  either a QIB or an
Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                           (b) Such Initial  Purchaser  (A) is not acquiring the
Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) not more than ten Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

                           (c) Such  Initial  Purchaser  agrees  that no form of
general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           (d) Such Initial Purchaser agrees that, in connection
with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Circular, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note (the form of which is substantially the same as Annex A to the Offering Circular) and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                           (e) Such  Initial  Purchaser  agrees that it will not
offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                           Each of the Initial  Purchaser  acknowledges that the
Company and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

                  8.       Indemnification.

                           (a) The Company and each Guarantor agree, jointly and
severally, to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), the Preliminary Offering Circular or any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company by such Initial Purchasers.

                           (b) Each of the Initial Purchasers, severally and not
jointly, agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to such Initial Purchasers but only with reference to information relating to such Initial Purchasers furnished in writing to the Company by such Initial Purchasers expressly for use in the Preliminary Offering Circular or the Offering Circular.

                           (c) In case any action shall be  commenced  involving
any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Jefferies & Company, Inc. in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                           (d) To the extent the indemnification provided for in
this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           The  Company  and the  Guarantors,  and  the  Initial
Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchaser were treated as entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price of the Series A Notes purchased by it were sold to investors in Exempt Resales exceeds the amount of any damages which the Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation. The Initial Purchasers' obligation to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

                           (e) The  remedies  provided for in this Section 8 are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  9.  Conditions  of  Initial   Purchasers'   Obligations.   The
obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                           (a) All the  representations  and  warranties  of the
Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and on the Closing Date, respectively.

                           (b) On or after the date hereof,  (i) there shall not
have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                           (c)   Since   the   respective   dates  as  of  which
information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change in the financial condition, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, and (ii) there shall not have been any change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in the Initial Purchasers' reasonable judgment, is material and adverse and, in the Initial Purchasers' reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Circular.

                           (d) The Initial Purchasers shall have received on the
Closing Date a certificate dated the Closing Date, signed by the Chief Executive Officer and the Treasurer of the Company and the Guarantors, confirming the matters set forth in Sections 9(a) and 9(c).

                           (e) The Initial Purchasers shall have received on the
Closing Date an opinion (in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Dechert Price & Rhoads, counsel for the Company and the Guarantors, in the form attached hereto as Exhibit B. In providing such opinion, such counsel shall opine as to the federal laws of the United States and the laws of the State of New York.

                           (f) The Initial Purchasers shall have received on the
Closing Date an opinion (in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Schreck Morris, Nevada counsel to the Company and each of the Guarantors, substantially to the effect set forth in Exhibit C hereto. In providing such opinion, such counsel shall opine as to the laws of the State of Nevada.

                           (g) The Initial Purchasers shall have received on the
Closing Date an opinion (in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Holme, Roberts & Owen LLP, Colorado counsel to the Company and each of the

Guarantors, substantially to the effect set forth in Exhibit D hereto. In providing such opinion, such counsel shall opine as to the laws of the State of Colorado.

                           (h) The Initial Purchasers shall have received on the
Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                           (i) The Initial  Purchasers  shall have received,  at
the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Deloitte & Touche, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Circular.

                           (j) The Series A Notes  shall have been  approved  by
the NASD for trading and duly listed in PORTAL.

                           (k) The  Initial  Purchasers  shall  have  received a
counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

                           (l)  The  Company  and  the  Guarantors   shall  have
executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

                           (m) The Company  shall not have failed at or prior to
the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                           (n) Counsel to the Initial Purchasers shall have been
furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                           (o) All proceedings taken in connection with the sale
of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers, and, prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                           (p) On the Closing Date, the Initial Purchasers shall
have received certificates of solvency, giving effect to the offering of the Series A Notes contemplated hereby, signed by the treasurer of each of the Company and the Guarantors substantially in the form previously approved by the Initial Purchasers.

                           (q) The Trustee shall have received (i) a certificate
of insurance demonstrating insurance coverage of types, in amounts, with insurers and with other terms required by the terms of the Operative Documents,
(ii) executed copies of each UCC-1 financing statement signed by the Company and each Guarantor, naming the Trustee as secured party and filed in such jurisdictions as the Initial

Purchasers may reasonably require, and (iii) to the extent required by the Operative Documents, the original stock certificates, promissory notes and other instruments pledged to the Trustee pursuant to the Operative Documents, together with undated stock powers or endorsements duly executed in blank in connection therewith.

                           (r) All  documents  and  agreements  shall  have been
filed, and other actions shall have been taken, as may be required to perfect the Security Interests of the Trustee in the Collateral of the Company and the Guarantors, and to accord the Trustee the priorities over other creditors of either of the Company or the Guarantors as contemplated by the Offering Circular and the Operative Documents.

                           (s)  The  Trustee  shall  have  received  irrevocable
commitments for title insurance from Chicago Title Insurance Company, in a form and substance reasonably satisfactory to the Initial Purchasers, subject only to Liens permitted under the Indenture, for the title insurance for the Company's Riviera Hotel & Casino property in Las Vegas, Nevada.

                           (t)  Counsel for the  Initial  Purchasers  shall have
been furnished with such documents as are necessary to confirm that there are no Liens against any of the personal or real property of the Company or the Guarantors unless such liens are permitted under the Indenture or have otherwise been approved by the Initial Purchasers.

                           (u) The Trustee shall have received such  appraisals,
surveys and estoppel certificates as the Initial Purchasers reasonably require.

                           (v) The trustee for the Company's 11% First  Mortgage
Notes Due 2002 (the "Existing First Mortgage Notes"), shall have notified the Company and the Initial Purchasers that upon the defeasance of the Existing First Mortgage Notes using approximately $109.0 million of the offering proceeds of the Notes, it shall release all liens and security interests in the collateral under the Existing First Mortgage Notes and terminate the security documents related thereto effective as of the Closing Date.

                           (w) The  Company and  Riviera  Operating  Corporation
shall have entered into the First Amendment to Revolving Line of Credit Loan Agreement with U.S. Bank of Nevada (the "Bank of Nevada"), which amendment shall provide for, among other things, the release of all liens and security interests in favor of the Bank of Nevada under the Revolving Line of Credit Agreement dated February 28, 1997 and the termination of the security agreement related thereto effective as of the Closing Date.

                  10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' reasonable judgment, is material and adverse and, in the Initial Purchasers' reasonable judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Circular, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the

Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' reasonable opinion has a material adverse effect on the financial markets in the United States.

                  If on the  Closing  Date  any  one  or  more  of  the  Initial
Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as the Initial Purchasers may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser, the Company or the Guarantors. In any such case which does not result in termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Circular or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

                  11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109; (702) 734-5110; Attention: William L. Westerman and (ii) if to the Initial Purchasers, Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025 ((310) 575-5200) Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchasers and its officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 11).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.


                         Very truly yours,

                         RIVIERA HOLDINGS CORPORATION



                         By: Name: Title:

                         RIVIERA    OPERATING    CORPORATION
                         RIVIERA   GAMING MANAGEMENT,  INC.
                         RIVIERA GAMING MANAGEMENT OF COLORADO, INC. RIVIERA GAMING MANAGEMENT-ELSINORE, INC.




                                            By:________________________________
                                                 Name:_________________________
                                                 Title:________________________


JEFFERIES & COMPANY, INC.



By:_____________________________
   Name:________________________
   Title:_______________________



LADENBURG THALMANN & CO. INC.



By:_____________________________
   Name:________________________
   Title:_______________________

                                   SCHEDULE A



                                   GUARANTORS


Riviera Operating Corporation
Riviera Gaming Management, Inc.
Riviera Gaming Management of Colorado, Inc.
Riviera Gaming Management-Elsinore, Inc.

                                   SCHEDULE B



Initial Purchasers                                   Principal Amount of Notes

Jefferies & Company, Inc.

Ladenburg Thalmann & Co. Inc.

Total                                                $175,000,000

                                    EXHIBIT A

                      Form of Registration Rights Agreement